Third Quarter 2017 Results September 2017

Safe Harbor This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Business Highlights •Adjusted EBITDA (1) of $14.0 million •Net income of $7.2 million •Income from operations of $10.0 million Q3 2017 Results •6 Panamax Ice-Class 1A •2 Ultramax Ice-Class 1C •2 Handymax Ice-Class 1A •2 Panamax •8 Supramax including 2 on bareboat Fleet •Average of 58 vessels operated every day Operations 1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, and when applicable, loss on impairment of vessels and certain non-recurring items. Improving Results 20 Ships in owned and controlled fleet 34% Increase in activity

Third Quarter Highlights • Adjusted EBITDA increased to $14.0 million for three months ended September 30, 2017, from $11.3 million for the same period of 2016. • Income from operations up 29% to $10.0 million for the three months ended September 30, 2017, from $7.8 million for the same period of 2016. • Net income attributable to Pangaea Logistics Solutions Ltd. of $7.2 million as compared to $6.1 million for the three months ended September 30, 2016. 51% increase in revenue to $107.0 million for the three months ended September 30, 2017, up from $70.8 million for the same period in 2016. • Pangaea's TCE rates increased 13% to $11,822 while the market average was approximately $9,715. Total shipping days increased 34%. These improvements are due to continued growth in the drybulk market and to an increase in drybulk market rates resulting from the improving global economy and increasing base metal and industrial commodity prices. • The Company operated 58 vessels, on average during the third quarter of 2017 versus approximately 43 during the third quarter of 2016. • At the end of the quarter, Pangaea had $29.3 million in unrestricted cash and cash equivalents.

Financial Performance Q3 2016 Through Q3 2017



ADJUSTED EBITDA (1)
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
Q3-16
Q4-16
Q1-17
Q2-17
Q3-17



PANGAEA TCE (2)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Q3-16
Q4-16
Q1-17
Q2-17
Q3-17

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, and when applicable, loss on impairment of vessels and certain non-recurring items.
2) **TCE** is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in per-day amounts.

Drivers of Q3 2017 Performance • The Baltic Dry Index, a measure of dry bulk market performance, increased 56% to an average of 1,162, up from an average of 744 for Q3 2016. • The average number of operated vessels increased to 58, up from the Q3 2016 average of 43. • The Company’s unique business model means we are not limited to our owned fleet which allows us to increase our chartered-in profile in an improving market. We increased our chartered-in days 39% to 3,763 in Q3 and took advantage of market growth.

Pangaea Average TCE v. Market Average TCE *Baltic Panamax and Supramax reported indices Pangaea’s demonstrated TCE premium • Adds significant value to it’s owned fleet • When leveraged by its utilization of short term chartered in vessels, produces exceptional results in earnings and cash flow, reduces capital commitments and risks PREMIUM $ 2,089 PREMIUM $ 1,984 PREMIUM $ 4,311 PREMIUM $ 2,107 PREMIUM $ 3,840

Pangaea Logistics Solutions Ltd. Pangaea’s unique cargo focused strategy Pangaea concentrates on cargo movements to: • Identify movements that require our expertise in operations and logistics • Capitalize on movements where we can utilize our specialized fleet • Reduce ballast legs and other costs for fronthaul market returns • Assist customers in unique trades Allowing Pangaea to capture additional freight margin for the valued services it provides.

Pangaea Logistics Solutions Ltd. Pangaea’s demonstrated timecharter equivalent performance premium to market adds significant value to its owned fleet, and when leveraged by its utilization of short term chartered in vessels, produces exceptional results in earnings and cash flow, and reduces capital commitments and risks.

Selected Income Statement Data

	Three months ended September 30,		Nine months ended September 30,	
	2017	2016	**2017**	2016
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 93,688,834**	$ 65,986,320	**$ 251,608,298**	$ 161,509,615
Charter revenue	**13,334,202**	4,797,572	**31,293,637**	10,173,501
	107,023,036	70,783,892	**282,901,935**	171,683,116
Expenses:				
Voyage expense	**44,305,446**	29,166,651	**124,174,513**	74,434,257
Charter hire expense	**34,764,942**	19,655,327	**91,140,160**	43,199,730
Vessel operating expenses	**9,144,472**	7,483,507	**26,810,071**	22,277,417
General and administrative	**4,762,860**	3,179,287	**11,418,900**	9,151,608
Depreciation and amortization	**3,950,661**	3,532,171	**11,604,168**	10,576,223
Loss on sale of vessels	**70,000**	-	**9,275,042**	-
Total expenses	**96,998,381**	63,016,943	**274,422,854**	159,639,235
Income from operations	**10,024,655**	7,766,949	**8,479,081**	12,043,881
Total other expense, net	**(1,267,195)**	(1,184,912)	**(3,901,105)**	(3,223,675)
Net income	**8,757,460**	6,582,037	**4,577,976**	8,820,206
Income attributable to noncontrolling interests	**(1,576,209)**	(517,701)	**(787,063)**	(1,429,132)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 7,181,251**	$ 6,064,336	**$ 3,790,913**	$ 7,391,074
Adjusted EBITDA[1]	**$ 14,045,316**	$ 11,299,120	**$ 29,358,291**	$ 22,620,104

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, and when applicable, loss on impairment of vessels and certain non-recurring items.

Selected Balance Sheet and Cash Flow Data September 30, 2017 December 31, 2016 (unaudited) Current Assets Cash and cash equivalents 29,336,687$ 22,322,949$ Accounts receivable, net 30,915,458 20,476,797 Other current assets 33,935,554 25,744,520 Total current assets 94,187,699 68,544,266 Fixed assets, including leased vessels and deposits, net 321,123,106 293,649,636 Total assets $415,310,805 $362,193,902 Current liabilities Accounts payable, accrued expenses and other current liabilities 38,073,889$ 29,654,161$ Related party debt and dividends payable 14,168,286 28,596,972 Current portion of long-term debt and capital lease obligations 19,590,299 19,627,846 Total current liabilities 71,832,474 77,878,979 Secured long-term debt and capital lease obligations, net 138,902,303 107,637,851 Total Pangaea Logistics Solutions Ltd. equity 141,167,445 116,271,401 Non-controlling interests 63,408,583 60,405,671 Total stockholders' equity 204,576,028 176,677,072 Total liabilities and shareholders' equity 415,310,805$ 362,193,902$ Cash flow data Net cash provided by operations 13,745,165$ 18,317,328$ Net cash used in investing activities (48,161,089)$ (3,688,251)$ Net cash provided by (used in) financing activities 41,429,662$ (23,956,825)$